Exhibit 10.4

Execution Copy

Share Purchase Agreement

(the “SPA”)

Milbank, Tweed, Hadley & McCloy LLP

Taunusanlage 15

60325 Frankfurt am Main, Germany

Share Purchase Agreement

dated as of February 15, 2013

by and among

1.	Deutsche Balaton AG, a stock corporation organized under the laws of the Federal Republic of Germany, with its seat in Heidelberg and its business address at Ziegelhäuser Landstraße 1, 69120 Heidelberg, and registered with the commercial register of the local court of Mannheim under HRB 338172 (“Balaton”)

2.	Gentherm Incorporated, a corporation organized under the laws of the State of Michigan, USA, with its seat in Northville, USA and its business address at Northville, Michigan, 21680 Haggerty Road, Ste. 101, 48167 USA (“Gentherm Inc.”)

3.	Gentherm Europe GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, with its seat in Augsburg and its business address at Ulmer Straße 160B, 86156 Augsburg, and registered with the commercial register of the local court of Augsburg under HRB 25596 (“Purchaser”)

- the parties under 2. and 3. collectively “Gentherm” -

- Balaton, Gentherm Inc. and Purchaser each a “Party” and,

collectively, the “Parties” -

Table of Contents

1. Definitions	5
2. Sale and Purchase of the Shares	6
3. Consideration	6
4. Representations, Warranties and Covenants of Balaton relating to the Shares	7
5. Indemnification	8
6. Representations / Covenants of Balaton relating to Gentherm Common Stock	9
7. Representations, Warranties and Covenants of Gentherm Inc.	10
8. Transfer of the Shares	14
9. Transfer of Gentherm Common Stock and Covenant of Gentherm Inc.	14
10. Application of Framework Agreement	15

List of Annexes

Annex	Topic

Annex P.5	Executed Framework Agreement

Annex 3.2	Sample Calculation

Preamble

P.1	Whereas, Gentherm Inc. holds all shares in Purchaser.

P.2	Whereas, Purchaser holds 2,429,403 of the bearer shares with no par value (auf den Inhaber lautende Aktien ohne Nennbetrag (Stückaktien)) in W.E.T. Automotive Systems A.G., a stock corporation organized under the laws of the Federal Republic of Germany with its seat in Odelzshausen, its business address at Rudolf-Diesel-Str. 12, 85235 Odelzhausen and registered with the commercial register of the local court of Munich under HRB 119793 (the “Company”), and Gentherm Inc. holds 2,660 of the bearer shares with no par value (auf den Inhaber lautende Aktien ohne Nennbetrag (Stückaktien)) in the Company. The Company has a registered share capital of EUR 9,600,000 divided into 3,200,000 bearer shares with no par value.

P.3	Whereas, Balaton holds 442,253 of the bearer shares with no par value in the Company (the “Shares”), which are booked on deposit accounts in different banks in Germany.

P.4	Whereas, Purchaser desires to acquire, and Balaton is willing to exchange the majority of its Shares against shares in Gentherm Inc. as ultimate parent company of the Company and the remainder of its Shares against a cash payment subject to and under the terms of this SPA and the Framework Agreement.

P.5	Whereas, the Parties and the Trustee have executed a trustee agreement dated February 12, 2013 and a framework agreement (the “Framework Agreement”), which is attached to this SPA as Annex P.5.

Now, therefore, it is agreed as follows:

1.

Definitions

“Balaton” is defined in the Recitals.

“Balaton Documentation” is defined in the Framework Agreement.

“Cash Consideration” is defined in Section 3.2.

“Closing” is defined in the Framework Agreement.

“Closing Date” is defined in the Framework Agreement.

“Company” is defined in Section P.2.

“Gentherm” is defined in the Recitals.

“Gentherm Common Stock” is defined in the Framework Agreement.

“Gentherm Inc.” is defined in the Recitals.

“Framework Agreement” is defined in Section P.5.

“Losses” is defined in Section 5.1.

“NasdaqGS” means The NASDAQ Global Select Market.

“Parties” is defined in the Recitals.

“Party” is defined in the Recitals.

“Publication” is defined in the Framework Agreement.

“Purchaser” is defined in the Recitals.

“Registration Rights Agreement” is defined in the Framework Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” is defined in Section 6.2(a)

“Shares” is defined in Section P.3.

“Share Certificate” is defined in the Framework Agreement.

“Stock Consideration” is defined in Section 3.3.

“Trustee” is defined in the Framework Agreement.

“Trustee Account” is defined in the Framework Agreement.

2.

Sale and Purchase of the Shares

2.1	Balaton hereby sells the Shares to Purchaser, together with all ancillary rights (Nebenrechte) pertaining thereto, including all dividend rights (Gewinnbezugsrechte) to undistributed profits of the current business year and of prior business years. Purchaser hereby accepts such sale.

2.2	The transfer of the Shares shall take place as set further in Section 8 of this SPA.

3.

Consideration

3.1	The purchase price for the Shares due by Gentherm to Balaton shall be comprised of a cash payment and of the delivery of Gentherm Common Stock.

3.2	The portion of the purchase price payable in cash shall be an aggregate total amount equal based on the following formula (the “Cash Consideration”):

(1)	442,253, less

(2)

(i) 3,300,000 multiplied by (ii) $13.00, then (iii) converted from U.S. Dollars to Euros at the exchange rate in effect on the date of signing of the Framework Agreement displayed at www.eurofx.de at the date of signing of the Framework Agreement at 2:00 p.m. Frankfurt/Main time under the column “MEAN” in the line EUR/USD, then (iv) divided by €85,

(3)	The difference (1) minus (2) multiplied by €85 equals the Cash Consideration.

A sample calculation of the Cash Consideration amount is attached as Annex 3.2.

3.3	The balance of the purchase price shall be payable in Gentherm Common Stock (the “Stock Consideration”) and shall be an aggregate total number of 3,300,000 fully paid and non-assessable shares of Gentherm Common Stock to be represented in the Share Certificate.

3.4	On Closing, Purchaser shall pay the Cash Consideration to the Trustee Account as set further in Section 5.2 of the Framework Agreement.

3.5	Before Closing, Gentherm Inc. shall have placed the Share Certificate, except for the restrictive legend and limitations provided in Section 6.2, free and clear of any and all restrictive legends, liens, encumbrances, pledge rights, usufructs or other rights of third parties with the Trustee as set in Section 5.2 of the Framework Agreement. Gentherm hereby confirms that it is not required to send the Share Certificate to Gentherm Inc. for having registered the shares represented by the Share Certificate with the US Securities and Exchange Commission.

4.

Representations, Warranties and Covenants of Balaton relating to the Shares

Balaton hereby represents, warrants and undertakes for the benefit of Gentherm, by way of an independent guarantee agreement under Section 311 paragraph 1 German Civil Code (BGB), that the following is true and correct as of Closing and, without creating any additional rights or remedies whatsoever beyond those provided for in Section 5, agrees and acknowledges that Gentherm is entering into this SPA in reliance on such representations, warranties and undertakings:

4.1	Balaton has the right, power and authority to execute and perform the Balaton Documentation and to carry out the transactions contemplated hereby and thereby.

4.2	The Balaton Documentation has been duly executed and delivered by Balaton and constitutes the valid and binding agreement of Balaton enforceable against Balaton in accordance with its terms, subject to applicable insolvency and other similar laws affecting the enforceability of creditors’ rights generally.

4.3

Neither the execution and performance of the Balaton Documentation nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in, a breach or violation of any of the terms of, or constitute a default under, or require any consent not yet obtained with respect to, any other agreement or instrument by which Balaton is bound, any existing law, regulation, judgment or order applicable to Balaton or any of Balaton’s charter documents or bylaws.

4.4	The Shares (i) are held of record and beneficially owned solely by Balaton; and (ii) are free and clear of any encumbrances, pledge rights, usufructs or other rights of third parties.

4.5	Balaton has not entered into any agreement, nor is Balaton otherwise bound by any regulation, judgment or order, to transfer the Shares other than as to transfers provided for in this SPA, the Framework Agreement, the Balaton Rights Agreement and/or the Trustee Agreement.

4.6	Balaton has no option or other right to acquire shares of the Company and hereby waives any such rights which Balaton may have.

4.7	There are no claims, nor are there any facts or circumstances that may give rise to a claim, disputing or challenging the title (both of record and beneficially) to any of the Shares.

4.8	Except for the Shares, Balaton holds no shares in the Company.

4.9	Except for the Shares, no shares in the Company are attributed to Balaton pursuant to Sec. 22 German Securities Trading Act (WpHG).

5.

Indemnification

5.1	Balaton agrees to indemnify (Schadensersatz leisten) Gentherm as follows:

Balaton hereby agrees with Purchaser to indemnify Purchaser and Gentherm Inc. respectively against losses and damages (together, the “Losses”) arising from each and every breach of any of the representations and warranties made by Balaton in Section 4 that would not have existed or arisen or been incurred had the relevant representation and warranty in Section 4 been true or complied with; provided, however, that the total liability of Balaton under this Section 5 shall not exceed the total amount of US Dollar 42,900,000 plus the amount of the Cash Consideration.

5.2	In case of a breach of representations, warranties and covenants made by Balaton, Balaton will have thirty (30) days from receipt of written notice from Purchaser describing such breach and the Losses therefrom in reasonable detail to cure such breach (Naturalrestitution); provided, however, that any such cure shall not relieve Balaton from the indemnification obligations of Section 5.1 that arose as a result of the breach prior to being cured.

5.3

The Parties are in agreement and hereby expressly confirm that the warranties, representations, agreements, undertakings and covenants made under this Agreement represent a special agreement within the meaning of Section 311 paragraph 1 BGB and that neither such agreement nor any other declaration made by Balaton in this SPA shall be construed to be a guarantee of the properties of a thing (Beschaffenheitsgarantie) within the meaning of Sections 443 or 444 German Civil Code (BGB). Any other warranty claims (Gewährleistungsrechte) of any Party are hereby excluded, irrespective of their cause in law, in particular for any material deficiencies and liability to defects or damage for or in connection with the Shares. This shall also apply to claims based on breach of pre-contractual obligations (culpa in contrahendo, section 311 German Civil Code), violation of a positive duty of contract (positive Forderungsverletzung) and/or violation of contractual, pre-contractual or statutory duty.

5.4	Claims of Gentherm based on liability of Balaton under Section 4 shall be barred by the statute of limitations (Verjährung) three (3) years after the Closing.

6.

Representations / Covenants of Balaton relating to Gentherm Common Stock

Balaton hereby represents, warrants and agrees by way of an independent guarantee agreement under Section 311 paragraph 1 German Civil Code (BGB) for the benefit of Gentherm Inc. as follows:

6.1	Investigation by Balaton. Balaton has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of Gentherm and acknowledges that Balaton has had satisfactory access to the publicly filed documents of Gentherm Inc. for this purpose available at http://www.gentherm.com/page/sec-filings. In entering into this SPA, Balaton has relied solely upon its own investigation and analysis and the representations and warranties of Gentherm in this SPA.

6.2	Investment Intent. Balaton

(a)	understands and agrees that the shares of Gentherm Common Stock representing the Stock Consideration have not been registered under the United States Securities Act of 1933, or under the securities laws of any other country or jurisdiction; and that the shares of Gentherm Common Stock representing the Stock Consideration shall bear the following restrictive legend:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until six months after the closing date, except in either case in accordance with Regulation S under the Securities Act or another available exemption from the registration requirements of the Securities Act (and any applicable state securities laws) or pursuant to an effective registration statement. No hedging transaction can be conducted with regard to the securities except as permitted by the Securities Act. Terms used above have the meanings given to them by Regulation S “

(b)	understands and agrees that the Stock Consideration may not be offered to be sold, sold or transferred in the absence of (i) an effective registration statement for such securities under the Securities Act or (ii) a valid exemption from registration under the Securities Act;

(c)	represents and certifies that it is not a U.S. Person (and is not receiving the Stock Consideration for the account or benefit of any U.S. Person) within the meaning of Regulation S under the Securities Act;

(d)	agrees that it will offer to sell or sell or otherwise transfer the Stock Consideration only in accordance with the provisions of Regulation S or Rule 144 under the Securities Act or pursuant to any other available exemption from registration under the Securities Act or an effective registration statement under the Securities Act, and that hedging transactions involving the Stock Consideration may not be conducted unless in compliance with the Securities Act;

(e)	agrees that Gentherm Inc. will refuse to register any transfer of the Stock Consideration not made in compliance with clause (d) above; and

(f)	represents and certifies that it will acquire the Stock Consideration for its own account for the purpose of investment.

6.3	As it concerns a breach of the representations and warranties made by Balaton in this Section 6, Section 5 shall apply mutatis mutandis, whereby Balaton’s indemnification undertaking provided for in Section 5.1 shall be agreed with Gentherm Inc. For the avoidance of doubt, the indemnification amount of US Dollar 42,900,000 plus the amount of the Cash Consideration at set forth in Section 5 shall be the maximum amount to be paid by Balaton for any and all breaches of any representation in this SPA.

7.

Representations, Warranties and Covenants of Gentherm Inc.

Gentherm Inc. and Purchaser hereby guarantee to Balaton by way of an independent guarantee agreement within the meaning of Section 311 paragraph 1 German Civil Code (BGB) for the benefit of Balaton, that the following statements are true and correct as of Closing, whereby such guarantees shall only be given by Gentherm Inc. and Purchaser as far as the respective guarantee relates to them, and agree and acknowledge that Balaton is entering into this SPA in reliance on such representations, warranties and undertakings:

7.1	Gentherm Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Gentherm Inc. has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Gentherm Inc. is duly qualified to transact business and is in good standing in each jurisdiction where it is legally required to be so qualified.

7.2	Gentherm Inc. and Purchaser represent that they have full corporate power and authority to enter into the Balaton Documentation including the Trustee Agreement and have obtained all necessary approvals of its board of directors or similar bodies in this connection. The Balaton Documentation and the Trustee Agreement have been duly and validly executed and delivered to Gentherm Inc. and Purchaser and constitutes a legal, valid and binding obligation of Gentherm Inc. and Purchaser enforceable against Gentherm Inc. and Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.3	The Balaton Documentation and the Trustee Agreement have been duly executed and delivered by Gentherm and constitutes the valid and binding agreement of Gentherm enforceable against Gentherm in accordance with its terms, subject to applicable insolvency and other similar laws affecting the enforceability of creditors’ rights generally.

7.4	Neither the execution and performance of the Balaton Documentation including the Trustee Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in, a breach or violation of any of the terms of, or constitute a default under, or require any consent not yet obtained with respect to, any other agreement or instrument by which Gentherm is bound, any existing law, regulation, judgment or order applicable to Gentherm or any of Gentherm’s charter documents or bylaws.

7.5	The Gentherm Common Stock comprising the Stock Consideration, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be issued in compliance with all applicable securities laws, will be free of preemptive or similar rights, will haves been admitted for trading on the NasdaqGS, and will be free of restrictions on transfer other than restrictions on transfer under Section 6.2 of this SPA and under applicable securities laws.

7.6

Gentherm Inc. does not undertake or conduct to and shall not pay any dividend, capital increase other than pursuant to the Balaton Documentation, merger, exchange of shares of Gentherm Inc. or conduct a stock split of any Gentherm shares as long as the Share Certificate has not been delivered from Trustee to Balaton, except that this provision shall terminate in the event the transactions contemplated by the Framework Agreement are terminated in accordance with the terms thereof. No dividend or other rights for shareholders of Gentherm Inc will be declared for record days between February 7, 2013 and receipt of the Share Certificate by Balaton from the Trustee, except that this provision shall terminate in the event the transactions contemplated by the Framework Agreement are terminated in accordance with the terms thereof. Notwithstanding the foregoing, Gentherm shall be free to pay any regularly scheduled dividends to its Series C Preferred Stockholders as they become due.

7.7	There is no action pending by Gentherm Inc. or, to Gentherm Inc.’s knowledge, by NasdaqGS to delist the Gentherm Common Stock from the NasdaqGS, nor has Gentherm Inc. received any notification that the NasdaqGS is contemplating terminating such listing.

7.8	As of the date hereof and as of the Closing Date (immediately prior to the issuance of the Share Certificate), the authorized and outstanding capital stock of Gentherm Inc. consists of:

59,991,000 shares of Gentherm Common Stock (of which 4,991,000 can only be issued as preferred shares and the balance can only be issued as common shares), of which 29,830,292common shares and 2,332 preferred shares are issued and outstanding. All of the outstanding shares of Gentherm Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws;

2,332 shares of preferred stock, without par value, of which 2,332 shares are issued and outstanding and are designated as Series C 8% Convertible Preferred Stock.

7.9	Upon their issuance, the shares represented by the Share Certificate will not represent 10% or more of the Gentherm Common Stock. Immediately following the Closing and the issuance and delivery of the Share Certificate to Balaton, and for so long as both (a) Balaton beneficially owns no more than eleven percent (11%) of the outstanding Gentherm Common Stock and (b) Balaton complies with the Balaton Rights Agreement, Gentherm acknowledges and agrees that Balaton will not be deemed an “affiliate” of Gentherm for purposes of Rule 144 under the Securities Act.

7.10	Gentherm represents and agrees that neither it nor any of its affiliates (as defined in Regulation 501 under the Securities Act) nor any person acting on its or their behalf has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Gentherm Common Stock representing the Stock Consideration;

7.11	Gentherm represents that it is subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and that it shall use its reasonable best efforts to remain subject to, and comply with, such reporting requirements for at least one (1) year from the date hereof.

7.12	Gentherm represents that neither it nor its affiliates (as defined in Rule 501 under the Securities Act) nor any person acting on its or their behalf have made any offer or sale of securities which is integrated with the current transaction in a manner that would require registration under the Securities Act, and Gentherm agrees to take reasonable precautions designed to ensure that, for a period of six months subsequent to the date of closing, any sale or offer to sell or solicitation of any offer to buy or otherwise negotiate in respect of any security of the same or similar class as the Gentherm Common Stock, within the United States or to U.S. Persons (as defined in Rule 902 under the Securities Act), directly or indirectly, by Gentherm, any of its affiliates or any person acting on their behalf, will not occur under circumstances that would require the registration of the Stock Consideration under the Securities Act.

7.13	Since January 1, 2012, Gentherm Inc. has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Gentherm SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Gentherm SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Gentherm SEC Documents fairly presented in all material respects the financial position of Gentherm Inc. as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented in all material respects the results of operations and cash flows of Gentherm Inc. for the respective periods or as of the respective dates set forth therein. Each of the balance sheets and statements of operations and cash flows (including the related notes) included in the Gentherm SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

7.14

At Balaton’s request, which may be made at any time after six months have lapsed since the date the Share Certificate was delivered to Balaton, Gentherm will cooperate with and assist Balaton (including without limitation causing Gentherm’s transfer agent to take appropriate action) in (a) converting the Share Certificate to electronic (DWAC eligible) form and (b) removing the Securities Act restriction from the Stock Consideration. At any time, including prior to the lapse of the six month period described above, Gentherm will cooperate and assist Balaton (including without limitation in obtaining appropriate and necessary blanket legal opinions, in removing the restrictive legend on the shares being sold, and causing Gentherm’s transfer agent to take appropriate action) with respect to any sale of the Stock Consideration made in accordance with the Registration Rights Agreement or under Rule 144.

7.15	As it concerns a breach of the representations and warranties made by Gentherm Inc. or Purchaser in this Section 7, Section 5 shall apply mutatis mutandis, whereby Gentherm Inc.’s and Purchasers’ combined total liability shall be limited to USD 42,900,000 plus the amount of the Cash Consideration.

8.

Transfer of the Shares

Balaton and Purchaser hereby agree that, conditional upon (aufschiebend bedingt) the passing of the Share Certificate from the Trustee to Balaton,

8.1	title to the Shares, including in relation thereto (i) the co-ownership rights to the underlying global share certificates, (ii) any certificates for interest, dividends or renewal (Zins- und Gewinnanteilsscheine, Erneuerungsscheine) and (iii) any rights to subscribe for newly issued shares in the Company (Bezugsrechte), and

8.2	Balaton’s existing membership rights relating to the Shares, and

8.3	Balaton’s claims for delivery (Herausgabe- und Auslieferungsansprüche) of its portion of the Shares vis-à-vis the Trustee,

are hereby transferred to Purchaser in accordance with sections 398, 413 German Civil Code (BGB).

9.

Transfer of Gentherm Common Stock and Covenant of Gentherm Inc.

9.1	Balaton and Gentherm Inc. hereby agree that the ownership of the shares in Gentherm Common Stock representing the Stock Consideration shall transfer from Gentherm Inc. to Balaton upon the passing of the Share Certificate from the Trustee to Balaton including any title, shareholder rights relating to the shares represented by the Share Certificate and Gentherm’s claims for delivery (Herausgabe- und Auslieferungsansprüche) of Share Certificate vis-à-vis the Trustee.

9.2	Gentherm Inc. will register for resale by Balaton under the Securities Act all of the Gentherm Common Stock representing the Stock Consideration in accordance with the terms of the Registration Rights Agreement and subject to reasonable cooperation from Balaton in accordance with the terms of the Registration Rights Agreement. Any costs, fees, taxes and charges for the registration of the Gentherm Common Stock representing the Stock Consideration or accrued in connection with the registration shall be borne by Gentherm Inc.

9.3	Gentherm agrees to comply, at its own cost, with the regulations of the NasdaqGS so that Gentherm’s common stock, including the Gentherm Common Stock representing the Stock Consideration, continues to be listed on the NasdaqGS during the effectiveness of the Form S-3 and Gentherm will not delist the Gentherm common stock from the NasdaqGS during such period.

10.

Application of Framework Agreement

Sections 6 (Confidentiality), 8 (Notices), 9 (Choice of Law, Venue), 10 (Interpretation, Formalities, Severability) and 11 (Miscellaneous) of the Framework Agreement shall apply to this SPA mutatis mutandis. The Parties are aware that this Agreement becomes effective upon Publication as defined in the Framework Agreement.

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SIGNATURE PAGE – SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this SPA to be signed by a duly authorized signatory thereof, all as of the date first written above.

Deutsche Balaton AG /s/ Jens Jüttner

Gentherm Europe GmbH /s/ Peter Memminger, as representative based on a PoA	Gentherm Incorporated /s/ Peter Memminger, as representative based on a PoA

Annex P.5 – Executed Framework Agreement

[See the executed Framework Agreement which is part of this publication.]

Annex 3.2 – Sample Calculation

Number of W.E.T. Shares held by Balaton:	442,253

Number of Shares of Gentherm Stock to be Issued to Balaton:	3,300,000
Market Value of above shares of Gentherm Stock at $13.00 per share:	$42,900,000
Assumed exchange rate for the signing date:	$1.30/€1.00

Market Value of above shares of Gentherm Stock in Euros:	€33,000,000

/ €85	/ €85

Number of W.E.T. Shares Purchased for Gentherm Stock:	388,235

Number of W.E.T. Shares to be Purchased for Cash:	54,018

Number of W.E.T. Shares being purchased for Cash:	54,018
x 85 Euro	x €85

€4,591,530